Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post Effective Amendment No. 2 to the Registration Statement on Form S-11 of our report dated March 27, 2008 relating to the financial statements, which appear in Corporate Property Associates 17 — Global Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts.”
PricewaterhouseCoopers LLP
New York, NY
December 4, 2008